UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Delcath Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

566 Queensbury Avenue
Queensbury, New York	12804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Omnibus Equity Incentive Plan

At the 2025 annual meeting of stockholders held on May 15, 2025 (the “Annual Meeting”), the stockholders of Delcath Systems, Inc. (the “Company”) approved an amendment to (i) the Company’s 2020 Omnibus Equity Incentive Plan (the “2020 EIP”) to increase by 2,200,000 the number of shares of the Company’s common stock, $0.01 par value (the “Common Stock”) available thereunder and (ii) the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) to increase by 300,000 the number of shares of Common Stock available thereunder.

A more detailed summary of the material features of the 2020 EIP, as amended, and 2021 ESPP, as amended, including the terms of stock option grants thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2025 (the “2025 Proxy Statement”). That summary and the foregoing descriptions are qualified in their entirety by reference to the text of the 2020 EIP, as amended, and 2021 ESPP, as amended, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the 2025 Proxy Statement. Of the 33,927,205 shares of the Common Stock and outstanding and convertible preferred stock eligible to vote as of the record date, 22,755,045 shares, or approximately 67.1%, were present or represented by proxy at the Annual Meeting.

The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter.

Proposal 1. Stockholders elected the following nominees to serve as Class I directors on the board of directors of the Company (the “Board”) until the Company’s 2028 Annual Meeting or until their successors have been duly elected and qualified. The voting results for such nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes
Gerard Michel	15,966,658	96,373	6,692,014
Gilad Aharon	15,945,595	117,436	6,692,014

Proposal 2. Stockholders approved the amendment to the 2020 EIP to increase by 2,200,000 the number of shares of Common Stock available under thereunder. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
12,443,374	2,876,487	742,169	6,693,015

Proposal 3. Stockholders approved the amendment to the 2021 ESPP to increase by 300,000 the number of shares of Common Stock available under thereunder. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
15,835,603	106,523	101,794	6,711,125

Proposal 4. Stockholders ratified the selection by the Audit Committee of the Board of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
22,591,488	159,518	4,039	N/A

Proposal 5. Stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
14,977,421	227,471	868,469	6,681,684

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Delcath Systems, Inc. 2020 Omnibus Equity Incentive Plan, as amended

10.2	Delcath Systems, Inc. 2021 Employee Stock Purchase Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025	DELCATH SYSTEMS, INC.

	By:	/s/ David Hoffman
	Name:	David Hoffman
	Title:	General Counsel, Chief Compliance Officer and Secretary